UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

Covetrus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, Maine		04101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 280-2221

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 27, 2019, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Covetrus, Inc. (the “Company”), approved a form of (i) restricted stock unit agreement, (ii) incentive stock option agreement, (iii) nonqualified stock option agreement, (iv) restricted stock unit agreement for non-U.S. participants, and (v) restricted stock agreement (collectively, the “Non-Director Award Agreements”), copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated by reference herein. On February 28, 2019, the Board, following recommendation from the Compensation Committee, approved a form of restricted stock unit agreement for non-employee directors (the “Director Award Agreement”, and together with the Non-Director Award Agreements, the “Award Agreements”), a copy of which is filed herewith as Exhibit 10.6 and incorporated by reference herein. The Award Agreements will be used for new awards of restricted stock units, restricted stock, and stock options (both incentive stock options and non-qualified stock options), as applicable. Such awards may be granted to directors, officers, employees, and advisors to the Company pursuant to the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) and the applicable Award Agreement.

Item 8.01	Other Events

Non-Employee Director Compensation Policy

On February 28, 2019, the Board, following recommendation from the Compensation Committee, approved the Non-Employee Director Compensation Policy (the “Director Compensation Policy”), a copy of which is filed herewith at Exhibit 10.7 and incorporated by reference herein.

Equity Compensation – Initial Award

For calendar year 2019, each current non-employee director on the Board will be granted an initial equity award of restricted stock units (“RSUs”) to be settled in shares of common stock of the Company under the Plan with an aggregate grant date value of $225,000, which award will be issued in the form of the Restricted Stock Unit Agreement for Non-Employee Directors, a copy of which is filed herewith as Exhibit 10.6 (the “Initial Award”).

The Initial Awards were granted on February 28, 2019. The number of RSUs granted subject to the Initial Award to each non-employee director was calculated by dividing $225,000 by the closing price of the Company’s common stock on the date of grant. All of the RSUs subject to the Initial Award shall vest on the one-year anniversary of the Initial Award date of grant. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred.

Equity Compensation – Annual Equity Grant

On the date of each annual meeting of the Company’s stockholders (an “Annual Meeting”), each non-employee director who will serve on the Board following such Annual Meeting will be granted RSUs to be settled in shares of the Company’s common stock under the Plan with an aggregate grant date value of $225,000, which award will be issued in the form of the Restricted Stock Unit Agreement for Non-Employee Directors, a copy of which is filed herewith as Exhibit 10.6 (the “Annual Award”). Non-employee directors who received an Initial Award are not eligible to receive an Annual Award during calendar year 2019.

The number of RSUs granted subject to the Annual Award will be calculated by dividing $225,000 by the closing price of the Company’s common stock on the date of grant. All of the RSUs subject to the Annual Award shall vest on the one-year anniversary of the Annual Award grant date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred.

If a non-employee director is appointed or elected at any time other than an Annual Meeting, the non-employee director will be eligible to receive a prorated Annual Award, as of the date of his or her appointment or election, for the period prior to the first Annual Meeting following his or her appointment or election, determined by (i) multiplying the dollar amount of the Annual Award by a fraction, the numerator of which is the number of days from the date of the appointment or election to the first anniversary of the most recent Annual Meeting and the denominator of which is 365, and (ii) dividing such amount by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole share.

Cash Compensation

Under the Director Compensation Policy, each non-employee director will be entitled to receive an annual cash retainer of $60,000 for service on the Board and additional annual cash compensation for committee membership as follows:

•	Audit Committee chairperson: $30,000

•	Audit Committee member: $15,000

•	Compensation Committee chairperson: $25,000

•	Compensation Committee member: $12,500

•	Nominating and Governance Committee chairperson: $15,000

•	Nominating and Governance Committee member: $7,500

•	Strategy Committee chairperson: $15,000

•	Strategy Committee member: $7,500

In addition, the non-management chair of the Board will be entitled to receive an annual cash retainer of $90,000 and the lead independent director will be entitled to receive an annual cash retainer of $60,000.

If a non-employee director is appointed or elected at any time following the date on which annual cash retainers are paid to existing non-employee directors, such non-employee director will be eligible to receive a prorated annual cash retainer (the “Prorated Annual Cash Retainer”). The Prorated Annual Cash Retainer shall be paid as soon as administratively practicable following such appointment or election. The amount of the Prorated Annual Cash Retainer payable to such director shall be determined by (i) multiplying the dollar amount of the annual cash retainer due to such director by a fraction, the numerator of which is the number of days from the date of the appointment or election to December 31 of that year, and the denominator of which is 365.

In 2019, each of the non-management chair of the Board and the lead independent director will also receive additional fees in the amount of $200,000 in cash.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Incentive Stock Option Grant Agreement

10.3	Form of Nonqualified Stock Option Grant Agreement

10.4	Form of Restricted Stock Unit Agreement for Non-U.S. Participants

10.5	Form of Restricted Stock Grant Agreement

10.6	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.7	Non-Employee Director Compensation Policy of Covetrus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Dated: March 5, 2019	By:	/s/ Christine T. Komola
Name: Christine T. Komola
Title: Chief Financial Officer

4